                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )


    Filed by the registrant /X/
    Filed by a Party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or 14a-12



                               SEQUUS PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):


/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
        ----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
        ----------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
        ----------------------------------------------------------------------
     (3) Filing party:
        ----------------------------------------------------------------------
     (4) Date filed:
        ----------------------------------------------------------------------



------------------------

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 12, 1995
                             ---------------------

TO THE STOCKHOLDERS OF SEQUUS PHARMACEUTICALS, INC.:

    The Annual Meeting of Stockholders of SEQUUS Pharmaceuticals, Inc. ("SEQUUS" or the "Company") will be held at the offices of the Company, 960 Hamilton Court, Menlo Park, California 94025, on September 12, 1995 at 9:00 a.m. local time, for the following purposes:

    1. To elect five directors to hold office until the next annual meeting of stockholders and until their successors are elected.

    2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 35,000,000 to 45,000,000.

    3. To approve amendments to the Company's 1987 Employee Stock Option Plan to increase the number of shares reserved for issuance from 3,350,000 to 5,000,000 and to impose an annual limit on the number of shares with respect to which awards may be made to any one participant.

    4. To approve an amendment to the Company's 1987 Consultant Stock Option Plan to increase the number of shares reserved for issuance from 100,000 to 350,000.

    5. To approve an amendment to the Company's 1990 Director Stock Option Plan to increase the number of shares reserved for issuance from 350,000 to 600,000.

    6. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance from 150,000 to 250,000.

    7. To transact such other business as properly may come before the meeting, or any adjournments or postponements of the meeting.

    The matters expected to be acted upon at the meeting are further described in detail in the attached proxy statement. Only stockholders of record at the close of business on July 21, 1995 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

                                          By Order of the Board of Directors,


                                          [sig]
                                          Sally A. Davenport,
                                          SECRETARY


Menlo Park, California

August 9, 1995


                                    IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                               -----
INFORMATION CONCERNING SOLICITATION AND VOTING.............................................................          1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................          3
Proposal 1      ELECTION OF DIRECTORS......................................................................          5
  Information Concerning the Nominees......................................................................          5
  Board and Committee Meetings.............................................................................          6
  Director Compensation....................................................................................          6
  Executive Compensation...................................................................................          7
  Report on Repricing of Stock Options.....................................................................          9
  Report of the Board of Directors on Executive Compensation...............................................         10
  Compensation Committee Interlocks and Insider Participation..............................................         13
  Employment and Severance Agreements......................................................................         13
  Certain Transactions.....................................................................................         14
  Compliance With Section 16(a) of the Securities Exchange Act of 1934.....................................         14
  Stock Price Performance Graph............................................................................         14
Proposal 2      ADOPTION OF CERTIFICATE OF AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.........         15
  Description of the Proposal..............................................................................         15
  Stockholder Vote.........................................................................................         15
Proposal 3      ADOPTION OF AMENDMENTS TO THE 1987 EMPLOYEE STOCK OPTION PLAN..............................         15
  Description of the Proposal..............................................................................         16
  Plan Description.........................................................................................         17
  Federal Income Tax Consequences..........................................................................         18
  Stockholder Vote.........................................................................................         18
Proposal 4      ADOPTION OF AMENDMENT TO THE 1987 CONSULTANT STOCK OPTION PLAN.............................         18
  Description of the Proposal..............................................................................         18
  Plan Description.........................................................................................         18
  Federal Income Tax Consequences..........................................................................         20
  Stockholder Vote.........................................................................................         20
Proposal 5      ADOPTION OF AMENDMENT TO THE 1990 DIRECTOR STOCK OPTION PLAN...............................         20
  Description of the Proposal..............................................................................         20
  Plan Description.........................................................................................         20
  Federal Income Tax Consequences..........................................................................         22
  Stockholder Vote.........................................................................................         22
Proposal 6      ADOPTION OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN..................................         22
  Description of the Proposal..............................................................................         22
  Plan Description.........................................................................................         23
  Federal Income Tax Consequences..........................................................................         24
  Stockholder Vote.........................................................................................         24
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................         24
  Incentive Stock Options..................................................................................         24
  Nonqualified Stock Options...............................................................................         25
  Purchase Plan............................................................................................         26
  Special Federal Income Tax Consideration Due to Short Swing Profit Rule..................................         26
INDEPENDENT AUDITORS.......................................................................................         26
OTHER INFORMATION..........................................................................................         26
STOCKHOLDER PROPOSALS......................................................................................         27
OTHER MATTERS..............................................................................................         27

                          SEQUUS PHARMACEUTICALS, INC.
                               960 HAMILTON COURT
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 323-9011
                            ------------------------

                                PROXY STATEMENT
                             ---------------------


    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of SEQUUS Pharmaceuticals, Inc., a Delaware corporation ("SEQUUS" or the "Company"). The proxy is solicited for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the principal executive offices of the Company, 960 Hamilton Court, Menlo Park, California 94025, on September 12, 1995 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. The approximate date on which this proxy statement and the accompanying notice and proxy are being mailed to stockholders is August 9, 1995.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

    Only stockholders of record at the close of business on July 21, 1995 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 21,518,519 shares of Common Stock, par value $.0001 per share
("Common Stock"), and 480,000 shares of Series A Convertible Reset Preferred Stock, par value $0.01 per share ("Convertible Preferred Stock"). On all proposals to be submitted to the stockholders at the Annual Meeting, the holders of the Common Stock and Convertible Preferred Stock will vote together as a single class. Holders of Common Stock are entitled to one vote for each share of Common Stock held. Holders of Convertible Preferred Stock are entitled to 3.367 votes for each share of Convertible Preferred Stock held. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of Common Stock and Convertible Preferred Stock (measured by the number of votes that may be cast by the holders of such shares) entitled to vote at the Annual Meeting must be represented at the Annual Meeting.

    All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the five nominees listed in the proxy for election to the Board and FOR approval of the other proposals described in this proxy statement.

    Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the votes that could be cast by stockholders who are present or represented at the Annual Meeting. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

    Any stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by presenting at the Annual Meeting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

    The expense of soliciting proxies will be borne by the Company. The solicitation will be by mail. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's stock. Further solicitation of proxies may be made by telephone or oral communication with stockholders by directors, officers and other employees of the Company who will not receive additional compensation for the solicitation and by Chemical Mellon Shareholder Services, whose services to the Company will include the solicitation of proxies from brokers, banks and nominees for which it will receive payment of $5,000 plus out-of-pocket expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the Company's outstanding shares of Common Stock and Convertible Preferred Stock beneficially owned as of June 30, 1995 by: (i) each person who, to the best knowledge of the Company, beneficially owns more than five percent of the outstanding Common Stock or Convertible Preferred Stock; (ii) all directors; (iii) all officers named in the Summary Compensation Table below; and (iv) all directors and officers as a group. The information relating to ownership of shares is based upon information furnished to the Company. The Company believes that the beneficial owners of the Common Stock and Convertible Preferred Stock listed below, based on information supplied by such owners, have sole investment and voting power with respect to the shares of Common Stock and Convertible Preferred Stock shown as being beneficially owned by them, except as otherwise set forth in the footnotes to the table.


                                                                                                                 CONVERTIBLE
                                                                                  COMMON STOCK                 PREFERRED STOCK
                                                                        ---------------------------------   ----------------------
                                                                           NUMBER OF           PERCENT OF   NUMBER OF   PERCENT OF
NAME AND ADDRESS                                                          SHARES (1)           CLASS (1)    SHARES (1)  CLASS (1)
----------------------------------------------------------------------  ---------------        ----------   ---------   ----------
                                                                              2,316,786(2)        10.8%        --         --
Amerindo Technology Growth Fund, Inc. ................................
 780 Third Avenue, Suite 3204
 New York, NY 10017
                                                                              1,609,100            7.5         --         --
First Interstate Bancorp .............................................
 633 West 5th Street
 Los Angeles, CA 90074
                                                                              1,500,000(3)         7.0         --         --
Morgan Investment Corporation.........................................
                                                                              1,500,000(3)         7.0         --         --
J.P. Morgan & Co., Incorporated.......................................
                                                                              1,500,000(3)         7.0         --         --
J.P. Morgan Holdings, Inc. ...........................................
 902 Market Street
 Wilmington, DE 19801
                                                                              --                 --          100,000       20.8%
BT Holdings ..........................................................
 130 Liberty Street
 New York, NY 10006
                                                                              --                 --           48,000       10.0
SMALLCAP World Fund, Inc. ............................................
 333 S. Hope Street
 Los Angeles, CA 90071
                                                                              --                 --           44,000        9.2
H&Q Healthcare Investors .............................................
 50 Rowes Wharf
 Boston, MA 02110
                                                                              --                 --           36,000        7.5
H&Q Science Investors ................................................
 50 Rowes Wharf
 Boston, MA 02110
                                                                              --                 --           30,800        6.4
West Highland Partners, L.P. .........................................
 300 Drakes Landing Road
 Greenbrae, CA 94957
                                                                              --                 --           29,500        6.1
Oracle Partners, L.P. ................................................
 135 East 57th Street
 New York, NY 10022
                                                                                738,892(5)         3.4         --         --
Nicolaos V. Arvanitidis, Ph.D. (4)....................................
                                                                                 55,691           *            --         --
Robert G. Faris.......................................................
                                                                                142,500           *            --         --
I. Craig Henderson, M.D., F.A.C.P.....................................
                                                                                643,815(6)         2.9         --         --
Richard C.E. Morgan...................................................
                                                                                 36,100           *            --         --
Robert B. Shapiro (7).................................................
                                                                                 75,000           *            --         --
L. Scott Minick.......................................................
                                                                                 42,500           *            --         --
E. Donnall Thomas, M.D................................................
                                                                                 62,500           *            --         --
Joseph M. Limber......................................................
                                                                                 68,750           *            --         --
Richard D. Mamelok, M.D. (8)..........................................
                                                                                 23,336           *            --         --
Joseph J. Vallner, Ph.D...............................................
                                                                                 62,501           *            --         --
Peter V. Leigh (9)....................................................
                                                                              1,951,585(5)(6)      8.7         --         --
All directors and executive officers as a group (11 persons)..........

------------------------------
 *   Less than 1%

(1) Includes shares subject to warrants or options exercisable within 60 days after August 29, 1995, as if such shares were outstanding on August 29, 1995, and assumes that no other person has exercised any outstanding warrants or options.

(2)  Includes 314,286 shares issuable upon exercise of warrants.

(3) Includes 500,000 shares issuable upon exercise of warrants. All shares and warrants are held in the name of Morgan Investment Corporation. According to Schedule 13D filed by J.P. Morgan & Co., Incorporated, J.P. Morgan &
     Co., Incorporated, Morgan Investment Corporation and J.P. Morgan  Holdings,
     Inc. have shared voting and dispositive power with respect to all 1,500,000 shares listed in the table.

(4)  Dr.  Arvanitidis  retired  as Chairman  of  the Board  and  Chief Executive
     Officer of the Company in June 1995.

(5)  Includes 13,880 shares held for the benefit of Dr. Arvanitidis' children.

(6) Includes 565,565 shares held by Wolfensohn Associates, L.P. Mr. Morgan is a general partner of the general partner of Wolfensohn Associates, L.P. and therefore may be deemed to beneficially own such shares. Mr. Morgan disclaims beneficial ownership of such shares. Mr. Morgan shares voting and dispositive control of such shares with the other general partners of the general partner of Wolfensohn Associates, L.P.

(7) Mr. Shapiro is currently a director of the Company, but is not standing for reelection at the Annual Meeting.

(8)  In April 1995, Dr. Mamelok stated his intention to resign from the Company.
     His resignation will not be effective until his successor is appointed.

(9)  Mr. Leigh resigned as an officer of the Company in April 1995.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's bylaws provide for a Board of Directors consisting of that number of directors as is authorized by the Board. Effective as of the date of the Annual Meeting, the size of the Board will be set at five. The present term of office of all directors will expire at the Annual Meeting.

    Five directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected. The nominees securing the highest number of votes, up to the number of directors to be elected, will be elected as directors. It is intended that proxies received will be voted FOR the election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present Board. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

    All five nominees are currently serving as directors of the Company. Four of the Company's five nominees for election to the Board were elected to their present term by the stockholders of the Company. Mr. Minick was elected to the Board of Directors by the existing Board members in July 1995.

INFORMATION CONCERNING THE NOMINEES

    The following table indicates the name and age of each nominee as of the date of this proxy statement, all positions with the Company held by the nominee, and the year during which the nominee first was elected or appointed a director.

                                                                                                      DIRECTOR
                                                                                                    CONTINUOUSLY
                  NAME                         AGE                POSITION WITH SEQUUS                  SINCE
-----------------------------------------      ---      -----------------------------------------  ---------------
I. Craig Henderson, M.D., F.A.C.P.                 53   Chairman of the Board and Chief Executive          1993
                                                         Officer
L. Scott Minick                                    43   President, Chief Operating Officer and             1995
                                                         Director
Robert G. Faris (1)(2)                             56   Director                                           1985
Richard C.E. Morgan (1)(2)                         50   Director                                           1990
E. Donnall Thomas, M.D.                            74   Director                                           1993

------------------------
(1)  Member of the Compensation and Plan Committee of the Board.

(2)  Member of the Audit Committee of the Board.

    I. CRAIG HENDERSON, M.D., F.A.C.P. has been Chief Executive Officer of SEQUUS since June 1995 and Chairman of the Board since July 1995 and has served as a director of the Company since July 1993. Since July 1995, Dr. Henderson has been an Adjunct Professor of Medicine at University of California, San Francisco. From 1992 until July 1995, he served as Professor of Medicine, Chief of Medical Oncology and Director of Clinical Cancer Programs at the University of California, San Francisco. From 1974 to 1992, Dr. Henderson held an academic appointment at Harvard Medical School, most recently as Associate Professor of Medicine. Dr. Henderson founded the Breast Evaluation Center at the Dana-Farber Cancer Institute in 1980 and served as its director until 1992. He received an M.D. degree from Columbia University.

    L. SCOTT MINICK has been President and Chief Operating Officer of the Company since June 1995 and a director of the Company since July 1995. From 1994 to 1995, he served as a director, Interim President and Chief Executive Officer of Oncotherapeutics, Inc. Before that, Mr. Minick was a director, President and Chief Executive Officer of LXR Biotechnology, Inc. From 1981 to 1993, he was an executive of Baxter Healthcare, Inc., most recently as President of the Pacific Rim/Latin America Division of Baxter Diagnostics.

    ROBERT G. FARIS has served as a director of the Company since March 1985. Since 1990, he has been President, Chief Executive Officer and a director of the Polish American Enterprise Fund which invests U.S. government funds in Poland. From 1971 to 1987, he served as President of Alan Patricof Associates, Inc., an investment advisor to venture capital partnerships, and from 1987 to 1990, Mr. Faris was a private investor.

    RICHARD C.E. MORGAN has served as a director of the Company since May 1990. Since 1986, he has been a general partner of Wolfensohn Partners, L.P., a venture capital limited partnership, and the general partner of Wolfensohn Associates, L.P. From 1984 to 1986, he served as an executive of James D. Wolfensohn, Inc., and from 1977 to 1984, he served as General Manager of The Schroder Strategy Group and director of J. Henry Schroder Wagg & Co. Ltd. (London). He is a director of Lasertechnics, Inc., Celgene Corporation and Quidel Corporation.

    E. DONNALL THOMAS, M.D. has served as a director of SEQUUS since July 1993. Dr. Thomas currently is Professor Emeritus of Medicine, University of Washington School of Medicine in Seattle and a member of the Fred Hutchinson Cancer Research Center in Seattle. Dr. Thomas previously served, from 1974 to 1989, as Director of Medical Oncology and Director of Clinical Research Programs at the Fred Hutchinson Cancer Research Center and, from 1963 to 1985, he headed the Division of Oncology at the University of Washington School of Medicine in Seattle. Dr. Thomas received the Nobel Prize in Medicine and the Presidential Medal of Science in 1990. He received an M.D. degree from Harvard Medical School.

    The Company is not aware of any family relationships among any of the foregoing directors and its executive officers.

BOARD AND COMMITTEE MEETINGS

    The Board met four times during 1994. No incumbent director participated in fewer than 75% of the total number of meetings of the Board and all committees of the Board on which he served that were held during the period he served on the Board or such committees.

    The Compensation and Plan Committee did not meet during 1994. The function of the Compensation and Plan Committee is to review and to recommend to the Board management compensation and to administer the Company's stock option plans. During 1994, the Board as a whole reviewed and approved management compensation issues and administered the Company's stock option plans. Dr. Nicolaos V. Arvanitidis, who was Chief Executive Officer and Chairman of the Board until his retirement in June 1995, abstained with respect to the adoption of resolutions pertaining to his compensation and stock option grants. See "Report of Board of Directors on Executive Compensation" below.

    The Audit Committee met twice during 1994. The function of the Audit Committee is to recommend to the Board the firm of independent accountants to serve the Company, to review the scope, fees and results of the audit by the independent accountants and to review the internal control procedures of the Company.

    The Board does not have a nominating committee.

DIRECTOR COMPENSATION

    The Company pays each non-employee director a consulting fee for serving as a director of the Company. During the fiscal year ended December 31, 1994, the Company paid consulting fees of $10,000 to each of Messrs. Faris, Morgan and Shapiro in consideration of their services as directors of the Company and $22,000 to Dr. Thomas and $78,750 to Dr. Henderson in consideration of their services as directors and consultants to the Company. In addition, the Company grants non-employee directors stock options under its 1990 Director Stock Option Plan (the "1990 Director Plan"). Under the 1990 Director Plan, each non-employee director of the Company is entitled to receive an automatic nondiscretionary grant of nonqualified stock options to purchase 25,000 shares of Common Stock on such director's first election to the Board. Each eligible director receives, in each calendar year, an automatic nondiscretionary grant of nonqualified stock options to purchase an additional 5,000 shares of Common Stock on the third business day following the release to the public of the Company's annual financial results; provided, however, that a one-time grant of options to purchase 12,500 shares rather than 5,000 shares was made in 1992 for eligible incumbent non-employee directors and will be made to eligible newly elected non-employee directors on the date of the first annual grant date following his or her election to the Board. No eligible director may receive stock options to purchase more than an aggregate of 50,000 shares under the 1990 Director Plan. Messrs. Faris, Morgan and Shapiro have each received options to purchase 50,000 shares of Common Stock under the 1990 Director Plan. The exercise price for shares subject to stock options granted under the 1990 Director Plan is equal to the fair market value on the grant date. Stock options are exercisable immediately and generally expire ten years from the date of grant. See "Proposal 5 -- Adoption of Amendment to the 1990 Director Stock Option Plan."

    During 1994, Dr. Arvanitidis, who served as Chairman of the Board and Chief Executive Officer until his retirement in June 1995, did not receive any compensation from the Company for services rendered as a director beyond what he received for services as an officer of the Company. The cash and other compensation paid by the Company to Dr. Arvanitidis for services as an officer of the Company during the fiscal year ended December 31, 1994 is set forth under the caption "Executive Compensation" below.

EXECUTIVE COMPENSATION

    The following table sets forth information regarding compensation for the fiscal years ended December 31, 1992, 1993 and 1994 received by the Company's Chief Executive Officer and the four other most highly paid executive officers who served as executive officers at fiscal year end (the "Named Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                             LONG TERM
                                                        ANNUAL COMPENSATION                COMPENSATION
 NAME AND PRINCIPAL POSITION              -----------------------------------------------     AWARDS
            AS OF                                                       OTHER ANNUAL       -------------       ALL OTHER
      DECEMBER 31, 1994          YEAR      SALARY($)   BONUS($)(1)     COMPENSATION($)      OPTIONS(#)    COMPENSATION($)(2)
-----------------------------  ---------  -----------  -----------  ---------------------  -------------  -------------------
Nicolaos V. Arvanitidis,            1994     250,008      125,000                 0           267,975(3)           3,750
 Ph.D.                              1993     240,504       93,753                 0               89,325           4,497
 Chairman of the Board              1992     219,420      142,065                 0                    0           2,182
 and Chief Executive Officer
 (4)(5)
Joseph M. Limber                    1994     128,400       37,615                 0             52,500             3,744
 Executive Vice President           1993     121,637       20,865                 0                  0             3,121
                                    1992      87,907        7,000                 0             60,000                 0
Richard Mamelok, M.D.               1994     184,056       47,866                 0             37,500             3,750
 Vice President and Medical         1993     177,624       29,909                 0                  0             4,451
 Director (6)                       1992      56,960        3,584                 0             75,000                 0
Peter V. Leigh                      1994     135,192       21,416                 0             37,500             3,750
 Vice President and Chief           1993     132,600       23,139                 0                  0             3,315
 Financial Officer (7)              1992      70,421        8,126                 0             75,000                 0
Joseph J. Vallner, Ph.D.            1994     142,392       39,456                 0          90,000(3)            14,136     (8)
 Senior Vice President for          1993     134,196       21,968                 0             20,000             1,992
 Research and Development           1992     113,000       12,600                 0             60,000                 0

------------------------------
(1) The bonus amounts earned in 1993 were paid in February and March 1994. The bonus amounts earned in 1994 were paid in April 1995.

(2) Except for the compensation described in footnote 8, the compensation shown in this column reflects the Company's matching contributions for the employee to the Company's voluntary salary reduction plan qualified under
     Section 401(k) of the Internal Revenue Code. Such matching contributions consisted of Common Stock.
(3) The 267,975 options granted to Dr. Arvanitidis and 60,000 of the 90,000 options granted to Dr. Vallner represent options repriced in September 1994. See "Report on Repricing of Stock Options" below.

(4) The bonus amounts paid to Dr. Arvanitidis for 1992 include (a) a bonus award for 1991 of $103,950 paid in January 1992 and (b) a bonus award for 1992 of $38,115 paid in December 1992.

(5)  Dr. Arvanitidis  retired  as Chairman  of  the Board  and  Chief  Executive
     Officer of the Company in June 1995.
(6)  In April 1995, Dr. Mamelok stated his intention to resign from the Company.
     His resignation will not be effective until his successor is appointed.
(7)  Mr. Leigh resigned as an officer of the Company in April 1995.
(8) Includes $12,000 principal amount of indebtedness to the Company cancelled in 1994. See "Certain Transactions" below.


    The following table sets forth further information regarding the grants of stock options during the fiscal year ended December 31, 1994 to the Named Officers. Since inception, the Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                 INDIVIDUAL GRANT
                                               -----------------------------------------------------    POTENTIAL REALIZABLE
                                                            PERCENTAGE OF                                 VALUE AT ASSUMED
                                                            TOTAL OPTIONS                              ANNUAL RATES OF STOCK
                                                             GRANTED TO                                PRICE APPRECIATION FOR
                                                OPTIONS     EMPLOYEES IN    EXERCISE OR                    OPTION TERM(2)
                                                GRANTED      FISCAL 1994    BASE PRICE    EXPIRATION   ----------------------
                    NAME                         (#)(1)          (%)         ($/SHARE)       DATE        5%($)       10%($)
---------------------------------------------  ----------   -------------   -----------   ----------   ----------  ----------
Nicolaos V. Arvanitidis, Ph.D. (4)             267,975(3)       17.13%         $6.75       6/26/00     $  499,747  $1,104,310
Joseph M. Limber                                52,500           3.36           7.75       6/14/04        255,882     648,454
Richard Mamelok, M.D. (5)                       37,500           2.40           6.75      10/21/96         25,945      53,156
Peter V. Leigh (6)                              37,500           2.40           7.75       6/16/96         29,789      61,031
Joseph J. Vallner, Ph.D.                        30,000           1.92           7.75       6/14/04        146,218     370,545
                                                60,000(3)        3.84           6.75       9/13/04        254,702     645,466

------------------------------
(1) Except as noted in footnote 3, options included in this table are exercisable immediately upon grant; however, the Company retains a right to repurchase shares subject to such options at the exercise price in the event the employee becomes no longer employed by the Company. Such right of repurchase lapses over a designated period of the recipient's service to the Company (generally, four years with respect to initial grants and three years with respect to subsequent grants). In the event of the sale of the Company or substantially all of the assets or stock thereof to another entity, or a merger in which the Company is not the surviving entity, the Company's right of repurchase with respect to all shares subject to then outstanding options shall expire at least 15 days prior to the effectiveness of such transaction.
(2) Potential realizable value is based on the assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.
(3) These represent options that were repriced in September 1994. The repriced options vest over three years following the offer date, one third on the first anniversary of the repricing date, with the remaining two-thirds vesting ratably on a quarterly basis over the subsequent two years. However, none of the repriced options is exercisable until the earlier of
     (i) such date as the U.S. Food and Drug Administration ("FDA") approves the New Drug Application ("NDA") filed by the Company for DOXIL-Registered Trademark- (pegylated liposomal doxorubicin HCI) Injection or (ii) September 12, 1999, and only if the employee has been employed continuously by the Company at the time of such satisfaction of either such requirement. See "Report on Repricing of Stock Options" below.
(4) Dr. Arvanitidis retired as Chairman of the Board and Chief Executive Officer of the Company in June 1995. The options in this table originally had an expiration date of September 13, 2004. As part of Dr. Arvanitidis' severance arrangement, he has until June 26, 2000 to exercise these options. See "Employment and Severance Agreements" below.
(5) In April 1995, Dr. Mamelok stated his intention to resign from the Company. His resignation will not be effective until his successor is appointed. The options in this table originally had an expiration date of September 13, 2004. As part of Dr. Mamelok's severance arrangement, he has until October 16, 1996 to exercise these options. See "Employment and Severance Agreements" below.
(6) Mr. Leigh resigned as an officer of the Company in April 1995. The options in this table originally had an expiration date of June 14, 2004. As part of Mr. Leigh's severance arrangement, he has until June 16, 1996 to exercise these options. See "Employment and Severance Agreements" below.


    The following table sets forth information regarding options exercised by the Named Officers during fiscal 1994 and the number and value of unexercised options held at fiscal year-end.

  AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES IN LAST FISCAL
                                      YEAR

                                                                        NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                                                        OPTIONS HELD AT FISCAL      MONEY OPTIONS AT FISCAL YEAR
                                                                             YEAR END(#)                     END($)(1)
                                                                      --------------------------  --------------------------------
                                   SHARES ACQUIRED        VALUE                    UNEXERCISABLE                  UNEXERCISABLE
              NAME                 ON EXERCISE(#)      REALIZED($)    EXERCISABLE       (2)       EXERCISABLE          (2)
--------------------------------  -----------------  ---------------  -----------  -------------  -----------  -------------------
Nicolaos V. Arvanitidis Ph.D.(3)         --                --            177,299       267,975     $ 911,719           --
Joseph M. Limber                         --                --             30,000        82,500        --               --
Richard D. Mamelok, M.D. (4)             --                --             50,000        62,500        --               --
Peter V. Leigh (5)                       --                --             37,500        75,000        --               --
Joseph J. Vallner, Ph.D                  --                --             10,001        99,999        --               --

------------------------------
(1) Based on the difference between the exercise price and the per share closing price of the Common Stock on the Nasdaq National Market on December 30, 1994 ($6.44).

(2) Generally, options granted to employees are exercisable immediately upon grant; however,the Company retains a right to repurchase shares subject to such options at the exercise price in the event the employee becomes no longer employed by the Company. Such right of repurchase lapses over a designated period of the recipient's service to the Company. The shares listed in the columns labeled "unexercisable" are shares subject to the Company's right of repurchase. Options repriced in September 1994 are subject to special restrictions on exercisability. See "Report on Repricing of Stock Options" below.

(3) Dr. Arvanitidis retired as Chairman of the Board and Chief Executive Officer of the Company in June 1995.

(4) In April 1995, Dr. Mamelok stated his intention to resign from the Company. His resignation will not be effective until his successor is appointed.

(5)  Mr. Leigh resigned as an officer of the Company in April 1995.

REPORT ON REPRICING OF STOCK OPTIONS

    In September 1994, the Board, with Dr. Arvanitidis abstaining, adopted a "stock option swap" program, which the Board believed was necessary and prudent in order to retain the long-term incentive associated with potential stock price appreciation and thus value of stock options to all employees, including executive officers of the Company.

    The Company offered all employees, including executive officers, who held options with an exercise price of $9.25 or greater the opportunity to exchange those options for new options with an exercise price of $6.75 (the fair market value on the date of repricing). Repriced options will "vest" one-third on September 13, 1995 and the remaining two-thirds ratably on a quarterly basis over the following two years, all based on continued employment by the Company on such "vesting" date (where "vesting" is determined by the lapse of the Company's right of repurchase). Notwithstanding the vesting requirement, no repriced option may be exercised until the earlier of (i) such date as the FDA approves the DOXIL NDA or (ii) September 12, 1999, as based on continued employment by the Company at the time of satisfaction of either such requirement.

    Options repriced from May 19, 1987, the date of the Company's initial public offering, through the period ended December 31, 1994 for each of the Named Officers and other executive officers employed by the Company on December 31, 1994 are listed in the following table:

                           TEN YEAR OPTION REPRICINGS

                                               NUMBER OF                     EXERCISE
                                              SECURITIES                     PRICE AT
                                              UNDERLYING   MARKET PRICE OF    TIME OF                     LENGTH OF
                                                OPTIONS     STOCK AT TIME    REPRICING                 ORIGINAL OPTION
                                              REPRICED OR  OF REPRICING OR      OR           NEW      TERM REMAINING AT
                                                AMENDED       AMENDMENT      AMENDMENT    EXERCISE    DATE OF REPRICING
        NAME AND POSITION            DATE         (#)            ($)            ($)       PRICE($)      OR AMENDMENT
---------------------------------  ---------  -----------  ---------------  -----------  -----------  -----------------
Nicolaos V. Arvanitidis, Ph.D.       9/13/94      89,325      $    6.75      $   12.50    $    6.75          9.23 years
 Chairman of the Board and Chief     9/13/94     178,650           6.75         18.875         6.75          7.25 years
 Executive Officer(1)
Joseph J. Vallner, Ph.D              9/13/94      60,000           6.75          12.00         6.75          7.57 years
 Senior Vice President, Research
 and Development
Sally A. Davenport                   9/13/94       8,838           6.75          12.50         6.75          9.23 years
 Secretary                           9/13/94      17,675           6.75         18.875         6.75          7.25 years
Carl F. Grove                        9/13/94      18,529           6.75                        6.75          9.23 years
 Vice President for Regulatory       9/13/94      35,618           6.75          12.50         6.75          7.25 years
 Affairs                              1/9/89       5,000           2.50         18.875         3.00          8.25 years
                                                                                  4.25
Anthony A. Huang, Ph.D.              9/13/94      10,581           6.75          12.50         6.75          9.23 years
 Vice President of Product           9/13/94      15,873           6.75           9.25         6.75          7.25 years
 Development
Francis J. Martin, Ph.D              9/13/94      23,121           6.75          12.50         6.75          9.23 years
 Vice President and Chief            9/13/94      46,243           6.75         18.875         6.75          7.25 years
 Scientist                            1/9/89       5,000           2.50           4.25         3.00          8.25 years
Donald J. Stewart                    9/13/94      13,640           6.75          12.50         6.75          9.23 years
 Vice President, Finance             9/13/94      27,280           6.75         18.875         6.75          7.25 years
                                      1/9/89       5,000           2.50           4.25         3.00          8.25 years
Peter K. Working, Ph.D.              9/13/94      33,750           6.75           9.25         6.75          7.32 years
 Vice President of Preclinical
 Research

------------------------------
(1) Dr. Arvanitidis resigned as Chairman of the Board and Chief Executive Officer in June 1995.

                                          Board of Directors (1)

                                              -- Robert G. Faris
                                             -- I. Craig Henderson, M.D.,
                                          F.A.C.P.
                                             -- Richard C.E. Morgan
                                             -- Robert B. Shapiro
                                             -- E. Donnall Thomas, M.D.
------------------------
(1) Mr. Shapiro is not standing for reelection at the Annual Meeting. Mr. Minick was elected to the Board in July 1995, subsequent to the repricing of the options.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    During fiscal 1994, management compensation issues were reviewed by the Board as a whole, with Dr. Arvanitidis abstaining with respect to the adoption of resolutions pertaining to his compensation. The Board has a Compensation and Plan Committee, the function of which is to review and recommend to the Board management compensation and to administer the Company's stock option plans. The Committee did not meet during 1994.

    The Company believes that its ability to achieve the objectives of obtaining regulatory approval for and commercializing its leading pharmaceutical products, AMPHOTEC-TM- (amphotericin B colloidal dispersion) Injection and DOXIL, and becoming profitable, is dependent in large part upon the ability to recruit and retain qualified executives with substantive experience in the development, regulatory approval, manufacture, marketing and sale of new pharmaceutical products. The Company is competing for experienced executives within the San Francisco Bay Area, where an estimated 85 to 100 biotechnology/biomedical/pharmaceutical companies are located. Due to the high cost of housing relative to other parts of the country, and the correspondingly substantial relocation expenses for out-of-state executives, the Company's recruiting efforts have been focused on experienced personnel who are already located in the Bay Area.

    In 1988, the Board adopted a policy designed to control the base salaries of its executives while providing sufficient incentives to attract and retain qualified personnel. In accordance with this policy, the Company strives to set executive base salaries by considering relative contribution of the position to achievement of the Company's goals and objectives, "market value" as defined by salaries of executives within the Bay Area with comparable experience in similar positions, and job-related responsibilities with respect to size of budget, number of subordinates and scope of activities. In general, the Company strives to set base salaries of new executives at market, which is defined as the average base salary of incumbents in comparable positions, and uses its 1987 Employee Stock Option Plan and its Executive Bonus Plan to facilitate recruiting and to retain qualified executives by providing long-term incentives. Typically, new executives are granted stock options as part of their initial employment package.

    During 1993, the Internal Revenue Code of 1986 was amended to include a provision that denies a deduction to publicly held corporation for compensation paid to "covered employees" (defined as the chief executive officer and the next four most highly compensated officers as of the end of the taxable year) to the extent that compensation paid to any "covered employee" exceeds $1 million in any taxable year of the corporation beginning after 1993. Certain "performance-based" compensation qualifies for an exemption from the limits on deductions. It is the Company's policy to qualify compensation paid to its top executives for deductibility in order to maximize the Company's income tax deductions, to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies. Based upon the Internal Revenue Service's proposed regulations and compensation paid to the Company's "covered employees" for the 1994 tax year, all compensation paid by the Company in 1994 to such covered employees was deductible to the Company.

    STOCK OPTIONS

    The Company has determined that stock options are an important incentive for attracting and retaining qualified personnel, including executive-level personnel. Accordingly, all new employees may receive an initial stock option grant upon employment by the Company. Each employee, including executive-level employees, may receive a subsequent stock option grant two years following the initial grant at the discretion of the Board. In 1994, three executive officers received such stock options following stock options granted to them in 1992. Generally, each option is immediately exercisable, but the shares issued upon option exercise are subject to a right of repurchase by the Company which generally expires over a period of four years with respect to initial grants and three years with respect to subsequent grants. In 1994, the Company offered all employees, including executive officers, the ability to exchange certain options for options with a lower exercise price. See "Report on Repricing of Stock Options" above.

    CORPORATE PERFORMANCE CRITERIA

    The Company presents to the Board a set of corporate goals for a succeeding period, generally ranging from 12 to 18 months, as part of the annual plan and budget process. These goals establish benchmarks for assessing overall corporate performance. Given the dynamic nature of the new drug development process, progress toward the achievement of corporate goals is reviewed with the Board periodically together with a description of any change in circumstances that management believes may warrant an update to or revisions of these goals. The principal corporate goals for 1994 were related to the following: support of launch of AMPHOTEC in the United Kingdom; filing of additional Marketing Approval Application ("MAA") dossiers for AMPHOTEC throughout Western and Eastern Europe and in selected South American countries; filing of the NDA with the FDA for DOXIL; filing of MAA dossiers for DOXIL throughout the European Union countries; preparing for a successful meeting with the FDA's Oncologic Drugs Advisory Committee ("ODAC") to review the DOXIL NDA (subsequently, in February 1995, the Company received
ODAC's recommendation to the FDA for approval of DOXIL under accelerated approval regulations); initiating additional dose-ranging clinical studies of DOXIL in various solid tumors; and, identifying new product opportunities utilizing the Company's proprietary platform long-circulating
STEALTH-Registered Trademark- liposome technology.

    EXECUTIVE BONUS PLAN

    Under the Executive Bonus Plan, each of the Chief Executive Officer, President, Vice Presidents, Corporate Secretary and Treasurer of the Company is eligible to receive a cash bonus ranging from 50% to 150% of the amounts set forth below based on the Board's assessment of overall corporate performance. The bonus amounts based upon corporate performance are as follows: Chief Executive Officer -- 50% of base salary; President -- 50% of base salary; Vice Presidents -- 15% of base salary; and Corporate Secretary and Treasurer -- 10% of base salary. In April 1995, the Board awarded 100% of the bonus amounts set forth above to eligible executive officers based on the Board's assessment of corporate performance during fiscal 1994. In addition to the bonus awards based upon corporate performance, each of the Vice Presidents, the Corporate Secretary and the Treasurer is eligible to receive up to 10% of base salary based on individual performance. For 1994, each eligible executive received a bonus of 10% of base salary, which was paid in April 1995.

    PERIODIC SALARY ADJUSTMENTS

    Generally, executive salaries are reviewed annually and salary adjustments may be awarded on the basis of increased responsibilities of individual executives over a period of time or the outstanding performance of individual executives as exhibited by consistently high standards in the execution of established duties, as described by the Chief Executive Officer to the Board. Company performance as a whole is a major consideration in the Board's decision to award any salary increases and, to a lesser extent, the Board also considers general economic conditions and trends. In 1994, the base annual salaries of eight Company executives were increased by 5.6%. These increases, which occurred in April 1995 and were retroactive to July 1994, were considered and approved solely by members of the Board of Directors who are not employees of the Company.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Generally, the non-employee members of the Board meet with the Chief Executive Officer to discuss the performance of the other executive officers and of the Company as a whole. The members of the Board then meet in the absence of the Chief Executive Officer and other employee members of the Board, if any, to discuss the performance of the Chief Executive Officer and the Company. Dr. Arvanitidis received a bonus for 1994 of $125,000, or 50% of his base annual salary, in accordance with the Executive Bonus Plan described above, which was paid in April 1995.

    SUMMARY

    The Board believes that it has established a program for compensation of the Company's executives which is fair and which aligns the financial incentives for executives with the interests of the Company's stockholders.

                                          Board of Directors (1)

                                              -- Nicolaos V. Arvanitidis, Ph.D.
                                             -- Robert G. Faris
                                             -- I. Craig Henderson, M.D.,
                                          F.A.C.P.
                                             -- Richard C.E. Morgan
                                             -- Robert B. Shapiro
                                             -- E. Donnall Thomas, M.D.
------------------------
(1) Dr. Arvanitidis retired from the Board in June 1995 and Mr. Shapiro is not standing for reelection at the Annual Meeting. Both were members of the Board when the compensation decisions described above were made. Mr. Minick was elected to the Board in July 1995, subsequent to the compensation decisions described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1994, management compensation issues were reviewed and approved by the Board of Directors as a whole, with Dr. Arvanitidis abstaining with respect to the adoption of resolutions pertaining to his compensation. The Compensation and Plan Committee during fiscal 1994 was composed of Messrs. Morgan and Shapiro and Dr. Henderson. The function of the Committee is to review and recommend to the Board management compensation and to administer the Company's stock option plans. During fiscal 1994, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serve on the Company's Board of Directors or its Compensation and Plan Committee.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company is party to employment agreements with Dr. Henderson and Mr. Minick and Ms. Davenport, a founder of the Company. The agreements with Dr. Henderson and Mr. Minick each have a ten-year term and provide that if such officer is terminated either without cause or upon a change in control of the Company, he will receive compensation equal to 18 months of his then current base salary if the termination occurs prior to June 27, 1996 or 12 months of his then current base salary if the termination occurs thereafter. Dr. Henderson's current base salary is $275,000. Mr. Minick's current base salary is $225,000. The agreement with Ms. Davenport provides for an automatically renewable one-year term of employment terminable by either party upon 90 days' notice prior to the end of each term.

    The Company and Dr. Arvanitidis are party to a memorandum of agreement dated as of April 3, 1995, as amended, (the "MOA"). Dr. Arvanitidis retired from serving as Chairman of the Board and Chief Executive Officer on June 26, 1995. The MOA sets forth the essential terms of Dr. Arvanitidis' retirement. Under the MOA, the Company is obligated to pay Dr. Arvanitidis his annual base salary of $250,000 through December 31, 1995 and a bonus of $125,000. After his retirement, Dr. Arvanitidis will provide up to 120 hours of consulting time to the Company. The Company has agreed to pay an additional $671,245 of severance pay to Dr. Arvanitidis. The Company's right of repurchase lapsed with respect to all shares of Common Stock underlying Dr. Arvanitidis' stock options upon his retirement and the exercise period of all but 102,392 of his stock options was extended to the fifth anniversary of his retirement. In addition, Dr. Arvanitidis will receive certain health and life insurance benefits and will be permitted to retain his Company car.

    The Company also entered into severance arrangements with Mr. Leigh and Dr. Mamelok relating to their resignations from the Company. The Company has agreed to pay Mr. Leigh severance pay of $71,388, which is equal to six months of base salary. The exercise period of Mr. Leigh's options has been extended until June 16, 1996, and the Company has agreed to accelerate the vesting of 62,500 shares underlying Mr. Leigh's options. Vesting on the remaining shares will be accelerated in the event of a sale of all or substantially all of the Company's assets or stock, or a merger in which SEQUUS is not the surviving company, which occurs before June 16, 1996. Dr. Mamelok's relationship with the Company will end at the date determined by his successor. The Company has agreed to pay Dr. Mamelok $47,796 upon his termination, which is equal to three months of base salary. Dr. Mamelok's stock options will continue to vest until October 21, 1995, and the exercise period for the options has been extended until October 21, 1996.

CERTAIN TRANSACTIONS


    On October 5, 1993, the Company agreed to make an unsecured loan of $60,000 to Joseph Vallner, Senior Vice President for Research and Development, to facilitate his purchase of a new residence. The loan has a term of five years and accrues interest at the prime rate, as published by the Wall Street Journal, plus 1%. On each annual anniversary of the loan take-down date, 20% of the loan principal will be forgiven by the Company provided Mr. Vallner remains a full-time employee of the Company through the anniversary. In 1994, the Company paid I. Craig Henderson, M.D. $78,750 for services as a director and consultant to the Company. See "Director Compensation" above.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the outstanding Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to or maintained by the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were complied with, except that the form for one transaction by Mr. Joseph M. Limber, an officer of the Company, was filed late, and the form for one transaction by Dr. Francis J. Martin, an officer of the Company, was filed late.

STOCK PRICE PERFORMANCE GRAPH

    The following line graph illustrates a five-year comparison of the cumulative total stockholder return on the Common Stock against the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Stock Index, assuming $100 invested in the Common Stock and the two indexes on December 31, 1989.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            SEQUUS PHARMACEUTICALS, INC. (SEQU)    NASDAQ STOCK MARKET (US)   NASDAQ PHARMACEUTICAL STOCKS
Dec-89                                       100                         100                            100
Dec-90                                       180                          85                            120
Dec-91                                      1480                         136                            319
Dec-92                                       800                         159                            266
Dec-93                                       720                         181                            212
Dec-94                                       516                         177                            178

                                   PROPOSAL 2

                    ADOPTION OF CERTIFICATE OF AMENDMENT OF
                   THE COMPANY'S CERTIFICATE OF INCORPORATION

    The Board of Directors unanimously adopted, subject to stockholder approval, a Certificate of Amendment of the Company's Certificate of Incorporation (the "Certificate of Amendment") increasing the number of authorized shares of Common Stock from 35,000,000 to 45,000,000. The stockholders are asked to approve the adoption of the Certificate of Amendment, which is attached as Exhibit I to this proxy statement.

DESCRIPTION OF THE PROPOSAL

    As of June 30, 1995, the Company had 21,379,591 shares of Common Stock outstanding and approximately 8,278,694 shares of Common Stock reserved for issuance under the Company's stock purchase plan, stock option plans and outstanding warrants and upon conversion of outstanding Convertible Preferred Stock. As of June 30, 1995, the Company had approximately 5,341,715 shares of Common Stock authorized but unissued and unreserved. If the Certificate of Amendment is approved and if the proposed amendments to the 1987 Employee Stock Option Plan, the 1987 Consultant Stock Option Plan, the 1990 Director Stock Option Plan, and the Employee Stock Purchase Plan described below are approved, the Company will have an additional 7,750,000 shares of Common Stock authorized but unreserved. The Company intends to use the additional shares of Common Stock for future financings, but does not at present have any specific plans or arrangements which are expected to result in the issuance of any additional shares of Common Stock that have not been previously reserved.

    The Board is authorized to approve the issuance of additional Common Stock at any time. Although the increase in the authorized number of shares is not proposed for the purpose of any anti-takeover effect, the issuance of such shares may have an anti-takeover effect, depending upon the identity of the purchasers, the number of shares issued and the then current ownership of outstanding shares of the Company. The purpose of the increase in the authorization is the elimination of later delays associated with stockholder votes on specific issuances. The Bylaws of the NASD generally require the Company nevertheless to obtain the approval of stockholders holding at least a majority of the shares of the Company voting for the issuance of Common Stock (or securities convertible or exercisable for Common Stock) pursuant to any stock option or purchase plan in which officers or directors may participate, resulting in a change in control of the Company, in connection with certain acquisitions of the stock or assets of another corporation, or in private placements for a price less than the greater of book or market value involving 20% or more of the Common Stock outstanding before the issuance.

STOCKHOLDER VOTE

    The affirmative vote of a majority of votes that could be cast by stockholders who are present or represented at the Annual Meeting is required to adopt the Certificate of Amendment. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE CERTIFICATE OF AMENDMENT.

                                   PROPOSAL 3
                           ADOPTION OF AMENDMENTS TO
                      THE 1987 EMPLOYEE STOCK OPTION PLAN

    The Board of Directors unanimously adopted, subject to stockholder approval, amendments to the Company's 1987 Employee Stock Option Plan (the "1987 Employee Plan") increasing the number of shares reserved for issuance thereunder and imposing an annual limit on the number of shares of Common Stock with respect to which option awards may be made to any one participant thereunder. The stockholders are asked to approve the adoption of the amendments to the 1987 Employee Plan.

DESCRIPTION OF THE PROPOSAL

    Currently, the 1987 Employee Plan provides that a total of 3,350,000 shares of Common Stock may be issued thereunder. The proposed amendment to the 1987 Employee Plan increases the number of shares available for issuance thereunder by 1,650,000 shares to a total of 5,000,000 shares, in order to ensure that there will be a sufficient reserve of shares to permit further option grants to existing and new employees of the Company. As of June 30, 1995, the Company had granted options covering 553,277 shares of Common Stock in excess of the number of shares available for grant under the 1987 Employee Plan prior to approval of the amendments proposed hereby. If the proposed amendment to the 1987 Employee Plan to increase the aggregate number of shares available for grant is approved by the stockholders, the number of options available for grant will be 1,096,723 (assuming no options have been granted, been exercised or expired since June 30, 1995).

    None of the Named Officers have been granted options under the 1987 Employee Plan that are subject to the stockholders approving the proposed amendments to the 1987 Employee Plan. The following table shows the number of options granted under the 1987 Employee Plan that are subject to the stockholders approving the proposed amendments to the 1987 Employee Plan to the named individuals and groups.

                                 PLAN BENEFITS

                                                                                    NUMBER OF
NAME AND POSITION                                                                  OPTIONS (1)
---------------------------------------------------------------------------------  -----------
I. Craig Henderson, M.D., F.A.C.P. ..............................................     350,000
 Chairman of the Board and Chief Executive Officer
L. Scott Minick .................................................................     275,000
 President, Chief Operating Officer and Director
All executive officers as a group................................................     625,000
All directors who are not executive officers as a group..........................           0
All employees (other than executive officers) as a group.........................           0

------------------------
(1)  All options granted at fair market value as of the date of grant.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in August 1993, limits (subject to some exemptions) the deductibility by public companies of compensation in excess of $1 million per year (per executive) paid to certain executive officers (generally, the CEO and the next four most highly compensated executive officers). As the limit applies in the year in which the compensation is paid, it could apply to income derived from the exercise of certain stock options, measured by the spread between the exercise price and the fair market value at the time the option is exercised.

    "Performance-based" compensation does not count toward the $1 million deduction limit if certain conditions are met. Compensation resulting from the exercise of stock options will be treated as "performance-based" and excluded from the limit on deductibility if, among other things, the plan under which the options are granted specifies limits on the number of shares issuable to executive officers under the plan and these limits are approved by the issuer's stockholders.

    In order to exclude from the $1 million deduction limit compensation resulting from the exercise of options granted under the 1987 Employee Plan, the Board has adopted, subject to stockholder approval, an amendment to the 1987 Employee Plan to limit the number of shares with respect to which options may be granted to no more than 400,000 shares to any one participant in any year.

PLAN DESCRIPTION

    The 1987 Employee Plan authorizes the granting of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQOs"). The 1987 Employee Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options under the 1987 Employee Plan will be used for general corporate purposes.

    The 1987  Employee  Plan  is  administered  by  the  Board  or  a  committee
established   by  the   Board  (in   either  case,   the  "Administrator").  The
Administrator is authorized to select from among eligible employees the individuals to whom options are granted, to determine the number of shares to be subject to such options, to designate whether such options will be ISOs or NQOs and to determine the terms and conditions of the options, consistent with the 1987 Employee Plan. No election by an employee is required to participate in the 1987 Employee Plan.

    Any full-time employee (including officers) of the Company or the Company's subsidiaries or parent corporation is eligible to be granted options under the 1987 Employee Plan. As of June 30, 1995, approximately 155 employees of the Company were eligible to participate in the 1987 Employee Plan.

    No options may be granted under the 1987 Employee Plan after December 10, 1997. Options granted before termination of the 1987 Employee Plan will remain exercisable in accordance with their respective terms after termination of the 1987 Employee Plan.


    The 1987 Employee Plan requires that the option price for NQOs granted thereunder be not less than 85% of the fair market value of the Common Stock on the date of grant and requires that ISOs granted thereunder be not less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of an ISO granted to a person who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company). On July 31, 1995, the closing sales price of a share of the Common Stock on the Nasdaq National Market was $11.25.


    No option may be exercised after the expiration of a period of ten years from the date of grant in the case of ISOs and ten years and two days from the date of grant in the case of NQOs, subject to the earlier expiration of an option for the reasons described below.

    Incentive stock options granted to persons then owning, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary or parent corporation, may not be exercised after the expiration of five years from the date of grant. Each option becomes exercisable at such times and in such installments (which may be cumulative) as the Administrator shall provide in the terms of each individual option. Generally, each option granted under the 1987 Employee Plan is immediately exercisable, but the shares issued upon option exercise may be subject to a right of repurchase by the Company at the option exercise price upon termination of employment, which right generally expires over a period of three or four years. In the event of the sale of the Company or substantially all of the assets or stock thereof to another entity, or a merger in which the Company is not the surviving entity, the Company's right of repurchase with respect to all shares subject to then outstanding options shall expire at least 15 days prior to the effectiveness of such transaction.

    Under the 1987 Employee Plan, the right to exercise any option generally expires three months after an optionee's termination of employment (or seven months with respect to optionees subject to Section 16(b) of the Exchange Act), but if the optionee dies or becomes disabled while employed by the Company, any outstanding option will expire one year from the date of the optionee's death or termination due to the disability.

    The 1987 Employee Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Board. No such amendment, suspension or termination may, however, alter or impair the rights or obligations of the holders of outstanding options without the consent of such holders. In addition, without the approval of the Company's stockholders, no action of the Administrator may increase the limit on the maximum number of shares which may be issued on exercise of options granted under the 1987 Employee Plan (except for anti-dilutive adjustments), modify the eligibility requirements for the 1987 Employee Plan, or extend the duration of the 1987 Employee Plan.

    No option granted under the 1987 Employee Plan is transferable, except by will or by the applicable laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

    See "Certain Federal Income Tax Consequences" below for a discussion of the federal income tax consequences relating to ISOs and NQOs granted pursuant to the 1987 Employee Plan.

STOCKHOLDER VOTE

    The affirmative vote of a majority of the votes that could be cast by stockholders who are present or represented at the Annual Meeting is required to adopt the proposed amendments to the 1987 Employee Plan. Properly executed, unrevoked proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the proxy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENTS TO THE 1987 EMPLOYEE PLAN.

                                   PROPOSAL 4
                            ADOPTION OF AMENDMENT TO
                     THE 1987 CONSULTANT STOCK OPTION PLAN

    The Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1987 Consultant Stock Option Plan (the "1987 Consultant Plan") increasing the number of shares reserved for issuance thereunder. The stockholders are asked to approve the adoption of this amendment to the 1987 Consultant Plan.

DESCRIPTION OF THE PROPOSAL

    Currently, the 1987 Consultant Plan provides that a total of 100,000 shares of Common Stock may be issued thereunder. The proposed amendment to the 1987 Consultant Plan increases the number of shares available for issuance thereunder by 250,000 shares to a total of 350,000 shares, in order to ensure that there will be a sufficient reserve of shares to permit further option grants to existing and new consultants to the Company. Officers and directors of the Company are not eligible to receive options under the 1987 Consultant Plan.

    As of June 30, 1995, options covering 33,800 shares of the Company's Common Stock were available for grant under the 1987 Consultant Plan. If the proposed amendment to the 1987 Consultant Plan to increase the aggregate number of shares available for grant is approved by the stockholders, the number of options available for grant will be increased to 283,800 (assuming no options have been granted, been exercised or expired since June 30, 1995).

PLAN DESCRIPTION

    The 1987 Consultant Plan authorizes the granting of NQOs to eligible consultants to the Company. The purpose of the 1987 Consultant Plan is to enable the Company to encourage selected consultants to accept or continue consulting arrangements with the Company or its affiliates and increase the interest of selected consultants in the Company's welfare through their participation in the growth and value of the Company. The 1987 Consultant Plan is not subject to the provisions of the

Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options will be used for general corporate purposes.

    Any consultant (including persons employed by, or otherwise affiliated with, a consultant) to the Company or the Company's subsidiaries or parent corporation is eligible to be granted NQOs under the 1987 Consultant Plan. As of June 30, 1995, approximately 12 consultants to the Company were eligible to participate in the 1987 Consultant Plan.
    The 1987  Consultant  Plan is  administered  by  the Board  or  a  committee established by the Board (in either case, the "Administrator"). The Administrator is authorized to select from among the eligible consultants the consultants to whom options are to be granted, to determine the number of shares to be subject to such options and to determine the terms and conditions of the options, consistent with the 1987 Consultant Plan. No election by any consultant is required to participate in the 1987 Consultant Plan.

    No options may be granted under the 1987 Consultant Plan after December 10, 1997. Options granted before termination of the 1987 Consultant Plan will remain exercisable in accordance with their respective terms after termination of the 1987 Consultant Plan.
    The 1987 Consultant Plan requires that the option price for options granted be not less than 85% of the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of any person who directly or indirectly owns more than 10% of the total combined voting power of all classes of stock of the Company).

    No option may be exercised in whole or in part, after the expiration of a period of ten years and two days from the date of grant, subject to the earlier expiration of an option for the reasons described below. Options granted to persons then owning, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary or parent corporation, may not be exercised after the expiration of five years from the date of grant. Each option becomes exercisable at such times and in such installments (which may be cumulative) as the Administrator shall provide in the terms of each individual option. Generally, each option granted under the 1987 Consultant Plan is immediately exercisable, but the shares issued upon exercise may be subject to a right of repurchase by the Company at the option exercise price upon termination of the consultancy, which right generally expires over a period not exceeding two years. In the event of the sale of the Company or substantially all of the assets or stock thereof to another entity, or a merger in which the Company is not the surviving entity, the Company's right of repurchase with respect to all shares subject to then outstanding options shall expire at least 15 days prior to the effectiveness of such transaction.

    Under the 1987 Consultant Plan, the right to exercise any option generally expires three months after an optionee's termination of consultancy (or seven months with respect to optionees subject to Section 16(b) of the Exchange Act), but if the optionee dies or becomes disabled while engaged as a consultant by the Company, any outstanding option will expire one year from the date of optionee's death or termination due to disability.

    The stockholders of the Company must approve all amendments to the 1987 Consultant Plan which increase the number of shares which are authorized for issuance upon exercise of options (except for anti-dilution adjustments), modify the eligibility requirements, or extend the duration of the 1987 Consultant Plan. In all other respects, the 1987 Consultant Plan may be amended, suspended, or terminated by the Board. No such amendment, suspension, or termination may, however, alter or impair the rights or obligations of the holders of outstanding options without the consent of such holders.

    No option granted under the 1987 Consultant Plan is transferable, except by will or by the applicable laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

    See "Certain Federal Income Tax Consequences" below for a discussion of the federal income tax consequences relating to NQOs granted pursuant to the 1987 Consultant Plan.

STOCKHOLDER VOTE

    The affirmative vote of a majority of the votes that could be cast by stockholders who are present or represented at the Annual Meeting is required to adopt the Second Amendment to the 1987 Consultant Plan. Properly executed, unrevoked proxies will be voted FOR Proposal 4 unless a vote against Proposal 4 or abstention is specifically indicated in the proxy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE 1987 CONSULTANT PLAN.

                                   PROPOSAL 5
                            ADOPTION OF AMENDMENT TO
                      THE 1990 DIRECTOR STOCK OPTION PLAN

    The Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1990 Director Stock Option Plan (the "1990 Director Plan") increasing the number of shares reserved for issuance thereunder. The stockholders are asked to approve the adoption of this amendment to the 1990 Director Plan.

DESCRIPTION OF THE PROPOSAL

    Currently, the 1990 Director Plan provides that a total of 350,000 shares of Common Stock may be issued thereunder. The proposed amendment to the 1990 Director Plan increases the number of shares available for issuance thereunder by 250,000 shares to a total of 600,000 shares, in order to ensure that there will be a sufficient reserve of shares to attract new directors to the Company.

    Executive officers of the Company are not eligible to receive NQOs under the 1990 Director Plan. The following table shows, assuming that all of the nominees are elected at the Annual Meeting, the number of NQOs which will be granted to the listed groups under the 1990 Director Plan in 1996.

                                                                                     NUMBER OF
                                                                                     NQOS (1)
                                                                                    -----------
All executive officers as a group.................................................           0
All directors who are not executive officers as a group...........................       5,000
All employees (other than executive officers) as a group..........................           0

------------------------
(1)  All options granted at fair market value as of the date of grant.

    As of June 30, 1995, options covering 35,000 shares of Common Stock were available for grant under the 1990 Director Plan. If the proposed amendment to the 1990 Director Plan to increase the aggregate number of shares available for grant is approved by the stockholders, the number of options available for grant will be increased to 285,000.

PLAN DESCRIPTION

    The 1990 Director Plan provides NQOs to eligible non-employee directors of the Company at set times and in set amounts. However, to the extent administration is required, it is provided by the Board of Directors. The purpose of the 1990 Director Plan is to enable the Company to obtain and retain the services of, and to motivate, experienced non-employee directors considered essential to the long-range success of the Company, by providing and offering them an opportunity to become owners of Common Stock of the Company pursuant to the exercise of options granted under the 1990 Director Plan. The 1990 Director Plan is not subject to the provisions of the Employee Retirement Income

Security Act of 1974, as amended, and it is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of NQOs will be used for general corporate purposes.

    Each member of the Board of Directors of the Company who is not also an employee of the Company or any subsidiary or affiliate of the Company is eligible to participate in the 1990 Director Plan upon his or her election or appointment to the Board of Directors of the Company; provided, however, that any nonemployee director who beneficially owns 10% or more of the Company's outstanding shares of Common Stock is ineligible. After the Annual Meeting, the Company will have one non-employee director eligible to participate under the 1990 Director Plan if the nominees named in this proxy statement are all elected. No eligible director may receive NQOs to purchase more than 50,000 shares under the 1990 Director Plan.

    All eligible non-employee directors of the Company who were directors on January 31, 1990 were granted automatically, as of January 31, 1990, an initial NQO to purchase 25,000 shares of Common Stock. Thereafter, each non-employee director who was a director on January 31, 1990 has been and shall be granted automatically an additional NQO covering 5,000 shares of Common Stock on the third business day following the release to the public of the Company's annual financial results; provided, however, that in 1992 each eligible incumbent non-employee director received a one-time grant of an NQO to purchase 12,500 shares in lieu of the grant of an NQO to purchase 5,000 shares which he was entitled to receive that year. A person who becomes a non-employee director is granted automatically, as of the date of his or her election or appointment to the Company's Board of Directors, an NQO to purchase 25,000 shares of Common Stock, and thereafter shall be granted automatically an additional NQO covering 5,000 shares of Common Stock on the third business day following the release to the public of the Company's annual financial results; provided, however, that each new eligible non-employee director shall receive a one-time grant, on the date of the first annual grant date following his or her election to the Board, of an NQO to purchase 12,500 shares in lieu of the grant of an NQO to purchase 5,000 which such new director would be entitled to receive on the same date.

    No NQOs may be granted under the 1990 Director Plan after January 31, 2000. NQOs granted before termination of the 1990 Director Plan will remain exercisable in accordance with their respective terms after termination of the 1990 Director Plan.

    The price per share of the Common Stock subject to each option shall be the closing sales price of the Common Stock, or the closing bid price if no sales were reported, on the Nasdaq National Market, on the date of grant of such option, or on the last preceding business day if the grant date is not a business day. NQOs granted under the 1990 Director Plan are exercisable in full upon grant. The right to exercise any NQO generally expires upon the earlier of ten years from the date of grant or one year after a director's termination as a director.

    The 1990 Director Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Board of Directors of the Company. However, without the approval of the Company's stockholders, no action of the Board may increase the limit on the maximum number of shares which may be issued on exercise of options granted under the 1990 Director Plan (except for anti-dilutive adjustments), modify the eligibility requirements for the 1990 Director Plan, change the minimum option price, or materially increase the benefits accruing under the 1990 Director Plan.

    No option granted under the 1990 Director Plan is transferable, except by will or by the applicable laws of descent and distribution.

    As of April 28, 1995, NQOs to purchase 315,000 shares of Common Stock had been granted and were outstanding under the 1990 Director Plan at exercise prices ranging from $1.8125 to $18.6250 per share, including 10,000 shares granted on the 1995 annual grant date.

FEDERAL INCOME TAX CONSEQUENCES

    See "Certain Federal Income Tax Consequences" below for a discussion of the federal income tax consequences relating to NQOs granted pursuant to the 1990 Director Plan.

STOCKHOLDER VOTE

    The affirmative vote of a majority of the votes that could be cast by stockholders who are present or represented at the Annual Meeting is required to adopt the proposed amendment to the 1990 Director Plan. Properly executed, unrevoked proxies will be voted FOR Proposal 5 unless a vote against Proposal 5 or abstention is specifically indicated in the proxy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT TO THE 1990 DIRECTOR PLAN.

                                   PROPOSAL 6
                            ADOPTION OF AMENDMENT TO
                        THE EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") increasing the number of shares reserved for issuance thereunder. The stockholders are asked to approve the adoption of this amendment to the Purchase Plan.

DESCRIPTION OF THE PROPOSAL

    Currently, the Purchase Plan provides that a total of 150,000 shares may be issued thereunder. The proposed amendment to the Purchase Plan increases the number of shares available for issuance thereunder to a total of 250,000 shares, in order to ensure that there will be a sufficient reserve of shares to permit further purchases by existing and new employees of the Company.

    The following table shows the number of shares purchased by the Named Officers and the identified groups under the Purchase Plan in 1994 and the "Dollar Value" of those shares. The "Dollar Value" is the difference between the fair market value of the Common Stock on the dates of purchase and the participant's purchase price.

                                 PLAN BENEFITS

                                                                                      DOLLAR       NUMBER
NAME AND POSITION                                                                    VALUE ($)    OF SHARES
----------------------------------------------------------------------------------  -----------  -----------
Nicolaos J. Arvanitidis, Ph.D. ...................................................           0            0
 Chairman of the Board and
 Chief Executive Officer (1)
Joseph M. Limber .................................................................       1,133        1,117
 Executive Vice President
Richard Mamelok, M.D. ............................................................       2,435        2,441
 Vice President and Medical Director (2)
Peter V. Leigh ...................................................................           0            0
 Vice President and Chief Financial Officer (3)
Joseph J. Vallner, Ph.D. .........................................................         503          507
 Senior Vice President for
 Research and Development
All executive officers as a group.................................................       4,071        4,065
All directors who are executive officers as a group...............................           0            0
All employees (other than executive officers) as a group..........................      48,745       43,924

------------------------
(1) Dr. Arvanitidis retired as Chairman of the Board and Chief Executive Officer of the Company in June 1995.

(2) In April 1995, Dr. Mamelok stated his intention to resign from the Company. His resignation will not be effective until his successor is appointed.

(3)  Mr. Leigh resigned as an officer of the Company in April 1995.

    As of June 30, 1995, approximately 47,085 shares of the Company's Common Stock were available for purchase under the Purchase Plan. If the proposed amendment to the Purchase Plan is approved by the stockholders, the number of shares available for purchase will be increased to approximately 147,085.

PLAN DESCRIPTION

    All employees, including officers and directors who are also employees, customarily employed 20 or more hours per week and five or more months each year by the Company, are eligible to participate in the Purchase Plan as of the first enrollment date following one year of employment by the Company; provided, however, that any person who holds 5% or more of the Company's Common Stock is prohibited from participating in the Purchase Plan. Any eligible employee may enroll in the Purchase Plan as of the first trading day of January, April, July or October of each year (or other enrollment dates established by the administrator of the Purchase Plan). As of June 30, 1995, approximately 155 employees of the Company were eligible to participate in the Purchase Plan.

    The Purchase Plan is administered by the Board of Directors of the Company or a committee established by the Board. The Board may amend or terminate the Purchase Plan at any time. However, amendments which would increase the number of shares subject to the Purchase Plan, materially increase the benefits to the participants or materially modify the requirements for participation require stockholder approval.

    Participating employees may elect to make contributions to the Purchase Plan at a rate equal to any whole percentage, up to a maximum of 10% (or other percentage set by the Board of Directors) of monthly base earnings from the Company. On the last trading day of each quarter (or other purchase dates established by the Board of Directors), the Company will apply the funds then in the employee's account to the purchase of shares. The cost for each share purchased is 85% of the lower of the closing prices for Common Stock on the first trading day in the enrollment period in which the purchase is made and the purchase date. The length of the enrollment period is established from time to time by the Board of Directors but may not exceed 27 months. At any time before a scheduled purchase date a participant may elect to withdraw funds contributed to the Purchase Plan. No employee is permitted under the Purchase Plan to purchase Common Stock at a rate which exceeds $25,000 of fair market value of Common Stock (determined as of the first trading day in an enrollment period) in any year. The Board will set the maximum number of shares that may be purchased by participating employees during any enrollment period.

FEDERAL INCOME TAX CONSEQUENCES

    See "Certain Federal Income Tax Consequences" below for a discussion of federal income tax consequences relating to participation in the Purchase Plan.

STOCKHOLDER VOTE

    The affirmative vote of a majority of the votes that could be cast by stockholders who are present or represented at the Annual Meeting is required to adopt the proposed amendment to the Purchase Plan. Properly executed, unrevoked proxies will be voted FOR Proposal 6 unless a vote against Proposal 6 or abstention is specifically indicated in the proxy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT TO THE PURCHASE PLAN.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS

    AWARD; EXERCISE. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includable in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

    SALE OF OPTION SHARES. If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company is taxable as long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO is exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) is taxable as ordinary income, and the Company is entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code. The timing and amount of income from a Disqualifying Disposition and the beginning of the optionee's holding period for determining whether capital gain or loss is long- or short-term may be affected if option stock is acquired subject to a repurchase right or other "substantial risk of forfeiture" (including in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

    EXERCISE WITH STOCK. If an optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned stock is used to exercise an ISO.

NONQUALIFIED STOCK OPTIONS

    AWARD; EXERCISE. An optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are NOT subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code ("Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the NQO and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of lapse.

    Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

    SALE OF OPTION SHARES. Upon sale, other than to the Company, of shares acquired under a NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

    EXERCISE WITH STOCK. If an optionee tenders Common Stock to pay all or part of the exercise price of a NQO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

    If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

PURCHASE PLAN

    In general, participants will not have taxable income or loss under the Purchase Plan until they sell or otherwise dispose of shares acquired under the Purchase Plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased; and
(ii) one year following purchase, a participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the gain on the sale). Any additional gain from the sale will be long-term capital gain. The Company is not entitled to an income tax deduction if the holding periods are satisfied.

    If the shares are disposed of before the expiration of both of the foregoing holding periods (a "disqualifying disposition"), a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the participant will have taxable capital gain (or loss) measured by the difference between the sale price and the participant's purchase price plus the amount of ordinary income recognized, which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

    Special rules apply to participants who are directors or officers.

SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE

    The potential liability of a person subject to Section 16 of the Exchange Act to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is generally treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a
Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

                              INDEPENDENT AUDITORS

    The Board has selected the accounting firm of Ernst & Young LLP as independent auditors to audit the financial statements of SEQUUS for the year ending December 31, 1995. Ernst & Young LLP has been engaged as the Company's auditors since 1983 and has audited the financial statements of the Company since inception. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                               OTHER INFORMATION

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended, may be obtained, without charge, by writing to Secretary, SEQUUS Pharmaceuticals, Inc., 960 Hamilton Court, Menlo Park, California 94025.

                             STOCKHOLDER PROPOSALS

    The Company will include in proxy statements of the Board stockholder proposals complying with the applicable rules of the Securities and Exchange Commission and any applicable state laws. In order for a proposal by a stockholder to be included in the proxy statement of the Board relating to the annual meeting of stockholders to be held in the Spring of 1996, that proposal must be received in writing by the Secretary of the Company at the Company's principal executive offices no later than February 15, 1996.

                                 OTHER MATTERS

    The Board knows of no other matters which will be presented to the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited by this Proxy Statement will be voted in accordance with the judgment of the person or persons holding such proxy.

                                          By Order of the Board of Directors,


                                          [sig]
                                          Sally A. Davenport,

                                          SECRETARY

Menlo Park, California

August 9, 1995


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

                                                                       EXHIBIT I

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                        OF SEQUUS PHARMACEUTICALS, INC.

    It is hereby certified that:

        1. The name of the Corporation in SEQUUS Pharmaceuticals, Inc. (the "Corporation").

        2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of Section 4 of the Certificate of Incorporation and substituting in lieu of said sentence the following new sentence:

            "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Forty-Nine Million (49,000,000) shares comprised of Forty-Five Million (45,000,000) shares of Common Stock with a par value of One One-Hundredth of One Cent ($.0001) per share (the "Common Shares") and Four Million (4,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share (the "Preferred Shares")."

        3. This Certificate of Amendment of Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
    IN WITNESS WHEREOF, SEQUUS Pharmaceuticals, Inc. has caused this certificate
to be signed by its officer duly authorized, this     day of          , 1995.

                                          SEQUUS PHARMACEUTICALS, INC.

                                          By: __________________________________
                                             I. Craig Henderson
                                             CHAIRMAN OF THE BOARD
                                             AND CHIEF EXECUTIVE OFFICER

                                          /X/ PLEASE MARK YOUR CHOICES LIKE THIS


             ----------        -------------------
               Common               Preferred

--------------------------------------------------------------------------------
           THE BOARD RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.
--------------------------------------------------------------------------------

                                             FOR ALL   WITHHOLD FOR ALL

Proposal 1.  To elect as directors
             Robert G. Faris,
             I. Craig Henderson, L.
             Scott Minick, Richard             / /            / /
             C.E. Morgan and E.
             Donnall Thomas.

INSTRUCTION: To withhold authority to
             vote for any individual
             nominee, write that
             nominee's name on the
             line provided below:

             ------------------------


                                             FOR       AGAINST        ABSTAIN

Proposal 2.  To approve the proposed
             Certificate of
             Amendment of the                / /          / /            / /
             Company's Certificate of
             Incorporation

Proposal 3.  To approve the proposed
             amendments to the 1987          / /          / /            / /
             Company's Employee Stock
             Option Plan.

Proposal 4.  To approve the proposed
             amendment to the
             Company's 1987                  / /          / /            / /
             Consultant Stock Option
             Plan.

Proposal 5.  To approve the proposed
             amendment to the
             Company's 1990 Director         / /          / /            / /
             Stock Oprion Plan.

Proposal 6.  To approve the proposed
             amendment to the                / /          / /            / /
             Company's Employee Stock
             Purchase Plan.


Signature(s)                                               Date,            1995
            ----------------------------------------------       ----------
Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.

                                      PROXY
                           SEQUUS PHARMACEUTICALS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) I. CRAIG HENDERSON, M.D., ROBERT G. FARIS AND SALLY A. DAVENPORT, or any of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to vote as designated below, and in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of SEQUUS PHARMACEUTICALS, INC. (the "Company") which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held on September 12, 1995 at the offices of the Company at 960 Hamilton Court, Menlo Park, California, and at any adjournments or postponements thereof.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSALS LISTED ON THE REVERSE. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

                  PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.